Exhibit 99.1

Kubient Reports Fourth Quarter and Full Year 2022 Results

NEW YORK, March 29, 2023 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 and Recent Operational Highlights

•
Released KAI 2.0, the latest update to its proprietary ad fraud identification and prevention technology including improvements such as: expanded real-time AI with 25 algorithms running in under 10 milliseconds and built-in efficiencies to significantly expand the number and complexity of algorithms in the future; full support for the much larger scale IPv6 protocol (to add to the existing IPv4 support); enhanced support for new CTV and audio formats; and more.

•	Announced that the United States Patent and Trademark Office (“USPTO”) had issued its patent for the Company’s proprietary ad fraud identification and prevention technology, KAI.
•	Launched the KAI Dashboard, a reporting and optimization platform that helps media publishers and platforms better understand and manage inventory health.

Management Commentary
"This past year, we transformed Kubient into an efficient and well-balanced technology organization with an emphasis on improving KAI, our proprietary ad fraud identification and prevention solution," said Paul Roberts, CEO and founder of Kubient. "With the milestone of receiving the KAI patent, along with the recent development and release of KAI 2.0, Kubient has placed itself in a unique position of owning and operating one of the more dynamic technologies in the ad-tech industry. In parallel with executing our core business, we continue to search for ways to be opportunistic and ultimately gain scale through inorganic growth methods. With a sturdy balance sheet, an efficient workforce and robust technology, we look forward to taking full advantage of the initiatives put in place during this past year for Kubient's success in 2023.”

Full Year 2022 Financial Results
Net revenues for the full year of 2022 were approximately $2.4 million compared to approximately $2.7 million in the same period last year. The decrease in total net revenues was primarily associated with a decrease of net revenues associated with a major customer as compared to the 2021 period, partially offset by revenues generated in the 2022 period related to customer contracts acquired in connection with the acquisition of MediaCrossing in November 2021.

Technology expenses increased to approximately $3.2 million from approximately $3.1 million in the same period last year. The increase was primarily attributable to initial increases in headcount costs in early 2022, stock-based compensation expenses, cloud hosting expenses, partially offset by decreases in technology programming fees, amortization expenses, consulting fees, software subscriptions and travel and entertainment expenses.

General and administrative expenses increased to approximately $6.6 million compared to approximately $6.1 million in the same period last year. The increase was primarily attributable to increases in legal and professional fees, stock-based compensation expenses, rent expenses, board fees, dues and memberships fees, state income tax expenses, travel and entertainment expenses, software subscriptions, partially offset by decreases in recruiting fees, consulting fees, insurance expenses, office related expenses, bad debt expenses and headcount costs.

GAAP net loss attributable to common shareholders was approximately $13.6 million, or $(0.95) loss per basic and diluted share, compared to a net loss of approximately $10.3 million, or $(0.75) loss per basic and diluted share, in the same period last year.

Adjusted EBITDA loss, a non-GAAP measure, was approximately $12.9 million, or $(0.90) per basic and diluted share for the full year ended December 31, 2022, compared to an adjusted EBITDA loss of approximately $9.2 million, or $(0.67) per basic and diluted share, in the same period last year.

As of December 31, 2022, the Company had a cash balance of approximately $14.7 million.

Conference Call
Kubient will hold a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

Date: Wednesday, March 29, 2023
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-888-506-0062
International dial-in: 1-973-528-0011
Participant Access Code: 193168

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 12, 2023.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 47758

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures
The Company defines EBITDA as net income (loss) before interest (including non-cash interest), taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com

Kubient, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Years Ended December 31,
	2022	2021

Net Revenues	$2,403,408	$2,737,767

Costs and Expenses:
Sales and marketing	3,779,509	3,032,133
Technology	3,177,497	3,079,752
General and administrative	6,558,052	6,117,601
Loss on legal settlement	-	880,381
Impairment loss on intangible assets	2,626,974	-
Impairment loss on property and equipment	49,948	-
Impairment loss on goodwill	463,000	-

Total Costs and Expenses	16,654,980	13,109,867

Loss From Operations	(14,251,572)	(10,372,100)

Other (Expense) Income:
Interest expense	(10,909)	(8,383)
Interest income	18,597	88,537
Change in fair value of contingent consideration	613,000	-
Other income	11,000	233

Total Other Income	631,688	80,387

Net Loss	$(13,619,884)	$(10,291,713)

Net Loss Per Share - Basic and Diluted	$(0.95)	$(0.75)

Weighted Average Common Shares Outstanding - Basic and Diluted	14,319,060	13,695,700

The accompanying notes are an integral part of these consolidated financial statements.

Kubient, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2022	2021

Assets

Current Assets:
Cash and cash equivalents	$14,739,484	$24,907,963
Accounts receivable, net	135,658	2,291,533
Other receivables	-	526,070
Prepaid expenses and other current assets	346,935	495,178

Total Current Assets	15,222,077	28,220,744
Intangible assets, net	-	2,946,610
Goodwill	-	463,000
Property and equipment, net	-	44,756
Deferred financing costs	10,000	10,000

Total Assets	$15,232,077	$31,685,110

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable - suppliers	$673,781	$1,844,544
Accounts payable - trade	816,190	659,362
Accrued expenses and other current liabilities	830,365	2,493,287
Deferred revenue	28,403	395,914
Current portion of notes payable	-	151,336

Total Current Liabilities	2,348,739	5,544,443
Contingent consideration	-	613,000
Notes payable, non-current portion	78,900	77,407

Total Liabilities	2,427,639	6,234,850

Stockholders' Equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized; No shares issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized; 14,456,035 and 14,253,948 shares issued and outstanding as of December 31, 2022 and 2021, respectively	145	143
Additional paid-in capital	53,004,967	52,030,907
Accumulated deficit	(40,200,674)	(26,580,790)

Total Stockholders' Equity	12,804,438	25,450,260

Total Liabilities and Stockholders' Equity	$15,232,077	$31,685,110

The accompanying notes are an integral part of these consolidated financial statements.

Kubient, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Years Ended December 31,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(13,619,884)	$(10,291,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	7,000	22,698
Impairment loss on intangible assets	2,626,974	-
Impairment loss on property and equipment	49,948	-
Impairment loss on goodwill	463,000	-
Depreciation and amortization	330,993	452,136
Change in fair value of contingent consideration	(613,000)	-
Stock-based compensation:
Common stock	982,647	700,652
Options	8,840	23,390
Changes in operating assets and liabilities:
Accounts receivable	2,148,875	(940,477)
Other receivable	507,387	3,955
Prepaid expenses and other current assets	506,109	73,491
Accounts payable - suppliers	(1,170,763)	1,508,516
Accounts payable - trade	156,828	(447,242)
Accrued expenses and other current liabilities	(1,617,375)	1,467,306
Deferred revenue	(367,511)	(247,504)

Net Cash Used In Operating Activities	(9,599,932)	(7,674,792)

Cash Flows From Investing Activities:
Purchase of intangible assets	-	(1,133,072)
Purchase consideration of MediaCrossing	-	(500,000)
Purchase of property and equipment	(16,549)	(39,414)

Net Cash Used In Investing Activities	(16,549)	(1,672,486)

Cash Flows From Financing Activities:
Proceeds from exercise of warrants [1]	-	9,787,149
Proceeds from exercise of options	-	8,361
Repayment of PPP loan	(149,843)	(177,347)
Repayment of financed director and officer insurance premiums	(402,155)	(145,050)

Net Cash (Used In) Provided By Financing Activities	(551,998)	9,473,113

Net (Decrease) Increase In Cash and Cash Equivalents	(10,168,479)	125,835

Cash and Cash Equivalents - Beginning of the Period	24,907,963	24,782,128

Cash and Cash Equivalents - End of the Period	$14,739,484	$24,907,963

[1] Includes gross proceeds of $10,169,027, less issuance costs of $381,878.

The accompanying notes are an integral part of these consolidated financial statements.

Kubient, Inc.
Reconciliation of GAAP EBITDA to Non- GAAP Adjusted EBITDA
(Unaudited)

	For the Years Ended
	December 31,
	2022	2021
Net Loss	$(13,619,884)	$(10,291,713)
Interest expense	10,909	8,383
Interest income	(18,597)	(88,537)
Change in fair value of contingent consideration	(613,000)
Depreciation and amortization	330,993	452,136
EBITDA	(13,909,579)	(9,919,731)

Adjustments:
Stock-based compensation expense	991,487	724,042
Adjusted EBITDA	$(12,918,092)	$(9,195,689)

Adjusted Loss Per Share	$(0.90)	$(0.67)
Weighted Average Common Shares Outstanding -
Basic and Diluted	14,319,060	13,695,700